EXHIBIT 10.5

SETTLEMENT AND RELEASE AGREEMENT

This SETTLEMENT AND RELEASE AGREEMENT (this “Agreement”) is effective as of August 19, 2026 (the “Effective Date”), by and between:

alpha-En Corporation, a Delaware corporation, with its principal place of business at 200 North Drive, Hopewell Junction, New York 12533 (the “Company”); and

Jerome I. Feldman, an individual residing at 149 Ledges Road, Ridgefield, Connecticut 06877 (“Feldman”).

The Company and Feldman are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, from time to time beginning in or about 2008 and continuing thereafter, Feldman advanced his personal funds to, or paid expenses on behalf of, the Company for the purpose of supporting the Company’s operations (collectively, the “Advances”);

WHEREAS, the Parties acknowledge that certain questions may exist concerning the amount, timing, documentation, bookkeeping treatment, accounting treatment, or characterization of certain Advances and related payments.

WHEREAS,between June 2023 and July 2026, the Company made payments to Feldman totaling $173,500, which payments were reflected in the Company's books under various descriptions, including, in certain instances, "professional expense."

WHEREAS, the Parties desire to resolve any uncertainty regarding the Advances and such payments and to establish the total remaining amount payable by the Company to Feldman;

WHEREAS, the Parties wish to compromise, settle, and release any and all claims relating to the Advances and related repayments upon the terms set forth herein; and

WHEREAS, the Board of Directors of the Company has reviewed and approved this Agreement after disclosure of all material facts concerning Feldman's interest in the transaction.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Acknowledgment and Ratification of Advances

The Company acknowledges and confirms that Advances were made for the benefit of the Company. The Parties further acknowledge that complete records concerning the amount, timing, documentation, bookkeeping treatment, accounting treatment, or characterization of all such Advances may not be available or capable of full reconciliation. Notwithstanding any such uncertainty, the Company hereby ratifies and acknowledges the Advances as obligations asserted by Feldman against the Company, and the Parties agree that all rights, claims, obligations, and liabilities relating to the Advances shall be fully and exclusively governed, compromised, and resolved pursuant to the terms of this Agreement. The Parties further acknowledge that they intend that the Advances be treated for accounting and tax purposes as shareholder loans and indebtedness of the Company to Feldman to the extent consistent with applicable law and professional accounting advice. Nothing in this Agreement shall require either Party to take any tax reporting position inconsistent with applicable law or advice received from its accountants or tax advisors.

Settlement Agreement	Page 1 of 5	J. Feldman

2. Settlement of Claims Regarding Advances

The Parties acknowledge that uncertainty may exist regarding: (a) the aggregate amount of the Advances; (b) the documentation of particular Advances; (c) the characterization of certain Advances or repayments; and (d) the bookkeeping treatment of certain Company payments.

Without admitting any adverse claim or position, and solely to achieve certainty and final resolution, the Parties agree that all obligations of the Company relating to the Advances shall be determined exclusively in accordance with this Agreement.

3. Agreed Maximum Obligation

The Parties agree that, regardless of the aggregate amount of the Advances, the total amount payable by the Company to Feldman in connection with the Advances shall not exceed Two Hundred Thousand Dollars ($200,000) (the "Settlement Amount"). The Settlement Amount constitutes the maximum amount recoverable by Feldman from the Company with respect to the Advances.

4. Credit for Payments Previously Made

The Parties acknowledge that the Company previously paid Feldman an aggregate of One Hundred Seventy-Three Thousand  Five Hundred Dollars  ($173,500), as more particularly described in Schedule A. The Parties agree that such payments shall be treated and applied as repayments of the Advances and credited against the Settlement Amount notwithstanding any prior accounting, bookkeeping, tax, payroll, or expense classification. The Parties therefore agree that, as of the Effective Date, the unpaid balance of the Settlement Amount equals Twenty-Six Thousand Five Hundred Dollars ($26,500) (the "Remaining Balance").

5. Forgiveness of Excess Claims

To the extent the aggregate amount of the Advances exceeds the Settlement Amount, Feldman hereby irrevocably waives, releases, forgives, and discharges any right to receive repayment in excess of the Settlement Amount. Upon payment by the Company of the Remaining Balance, Feldman shall have no further right, claim, or entitlement of any kind arising from or relating to the Advances.

6. Payment of Remaining Balance

6.1 Installments. The Company shall repay the Remaining Balance to Feldman in consecutive monthly installments of $5,000 each (or the then-outstanding Remaining Balance, if less), commencing on September 1, 2026, and continuing on or about the same day of each calendar month thereafter until the Remaining Balance has been paid in full.

6.2 Prepayment. The Company may prepay all or any portion of the Remaining Balance at any time without penalty.

6.3 Manner of Payment. Payments shall be made by check, cash, or electronic transfer to Feldman at the address set forth above or as Feldman may otherwise direct in writing.

Settlement Agreement	Page 2 of 5	J. Feldman

7. Release Upon Final Payment

Effective automatically upon payment of the Remaining Balance in full, Feldman, for himself and his heirs, representatives, successors, and assigns, irrevocably releases and forever discharges the Company and its present and former directors, officers, employees, stockholders, agents, successors, and assigns from any and all claims, demands, causes of action, liabilities, obligations, debts, accounts, and rights of every nature whatsoever, whether known or unknown, arising out of or relating to: (a) the Advances; (b) any alleged loans to the Company; (c) any alleged capital contributions; (d) expense reimbursements; (e) compensation claims; (f) consulting claims; and (g) any amount allegedly owed by the Company arising before the Effective Date.

8. Company Release

Effective upon payment of the Remaining Balance in full, the Company releases Feldman from any claim that payments reflected on Schedule A constituted unauthorized withdrawals, improper distributions, excessive compensation, or amounts subject to reimbursement to the Company. Nothing herein releases claims for fraud, willful misconduct, or breaches of this Agreement occurring after the Effective Date.

9. Related Party Transaction Approval

The Parties acknowledge that Feldman is a director and stockholder of the Company. The Company represents that: (a) all material facts concerning Feldman's interest in this transaction were disclosed to the Board of Directors; (b) Feldman abstained from any vote concerning approval of this Agreement; and (c) the Agreement was approved by the disinterested director(s) of the Company in accordance with Section 144 of the Delaware General Corporation Law.

10. Representations

Each Party represents that: (a) it has full power and authority to enter into and perform this Agreement; (b) it has had the opportunity to consult legal, accounting, and tax advisors; (c) it enters into this Agreement voluntarily; and (d) this Agreement constitutes a valid, and binding obligation enforceable in accordance with its terms.

11. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict-of-laws principles.

12. Miscellaneous

12.1 Entire Agreement. This Agreement, together with its Schedule A, constitutes the entire agreement between the Parties with respect to its subject matter and supersedes all prior agreements and understandings, whether written or oral, relating thereto.

12.2 Amendments; Waivers. No amendment or waiver of any provision of this Agreement is effective unless in writing and signed by both Parties.

12.3 Successors. This Agreement binds and inures to the benefit of the Parties and their respective heirs, executors, administrators, successors, and permitted assigns.

12.4 Severability. If any provision is held invalid or unenforceable, the remaining provisions shall continue in full force and effect.

12.5 Counterparts; Electronic Signatures. This Agreement may be executed in counterparts (including by electronic or PDF signature), each of which is deemed an original and all of which together constitute one instrument.

[Signature Page follows]

Settlement Agreement	Page 3 of 5	J. Feldman

IN WITNESS WHEREOF, the Parties have executed this Loan and Repayment Agreement to be effective as of the Effective Date first written above.

COMPANY:

alpha-En Corporation, a Delaware corporation

Name: Lawrence (Larry) Swonger

Title: Director, duly authorized by the Board of Directors

JEROME FELDMAN:

Jerome Feldman

In his individual capacity

Settlement Agreement	Page 4 of 5	J. Feldman

SCHEDULE A

Prior Payments Credited Against Settlement Amount

Total Payments Previously Made: $173,500

Amount Credited Against Settlement Amount: $173,500

Remaining Balance: $26,500

Settlement Agreement	Page 5 of 5	J. Feldman